                                   LIMITED WAIVER

     This LIMITED WAIVER (this "Agreement") is entered into as of June 14, 1999, by and among Coinstar, Inc., a Delaware corporation ("Borrower"), the financial institutions named on the signature pages hereof (each, a "Lender" and collectively the "Lenders"), and Imperial Bank, as Agent for the Lenders ("Agent"), with reference to the following facts:

     A. Borrower, Agent, and Lenders are parties to that certain Credit Agreement dated as of February 19, 1999 (the "Credit Agreement");

     B. Borrower proposes to undertake an underwritten public offering (the "Offering") with Goldman, Sachs & Co., Donaldson, Lufkin & Jenrette Securities Corporation and Hambrecht and Quist LLC, as representatives of the underwriters, of shares of Common Stock of the Borrower pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission;

     C. Section 2.2(b)(i) of the Credit Agreement requires that the Borrower make certain mandatory prepayments of Loans upon any Equity Issuance by the Borrower during the term of the Credit Agreement, and Section 2.2(b)(v) operates to reduce the Revolving Commitments and/or the Term Commitments, subject to certain conditions set forth in the Credit Agreement, in the amount of such mandatory prepayments;

     D.    Borrower has requested that the Lenders waive the provisions of
Section 2.2(b)(i) and (v) of the Credit Agreement with respect to the Offering, and the Lenders have agreed, all on the terms set forth herein.

     NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

     1. DEFINED TERMS. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement.

     2. LIMITED WAIVER. Subject to the terms and conditions contained herein, and in reliance on the representations and warranties of the Borrower set forth herein, for so long as the Borrower shall maintain in one or more deposit accounts with the Agent an amount not less than the greater of (i) Fifteen Million Dollars ($15,000,000) or (ii) the aggregate amount of the outstanding Loans and the Letter of Credit Usage under the Credit Agreement, Lenders hereby waive the provisions of Sections 2.2(b)(i) and (v) of the Credit Agreement with respect to the Offering. It shall be a condition precedent to the waiver set forth herein that the Agent, for the benefit of the Lenders, shall have a first priority perfected security interest in such account(s). Without limiting the generality of the provisions of Section 9.1 of the Credit Agreement, the waiver set forth herein shall be limited precisely as written, and nothing in this Agreement shall be deemed to (i) constitute a waiver of any such provision of the Credit Agreement in any other instance, or (ii) constitute a waiver of any other Event of Default or other failure by Borrower to perform in accordance with the Loan Documents or this Agreement, or (iii) prejudice any right or remedy that the Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents.

     3.    CONDITIONS TO EFFECTIVENESS.

     This Agreement shall become effective as of June 14, 1999 (the "Effective Date"), only upon:

           (a) receipt by the Agent of the following (each of which shall be in form and substance satisfactory to the Agent and its counsel):

                 (i) counterparts of this Agreement duly executed on behalf of the Borrower and the Lenders;

                 (ii) copies of resolutions of the Board of Directors or other authorizing documents of the Borrower, authorizing the execution and delivery of this Agreement; and

                 (iii) an affirmation of the Guaranty, duly executed on behalf of the Guarantor;

           (b) Borrower shall have deposited with the Agent in one or more deposit accounts the amounts specified in Section 2 hereof; and

           (c) completion of such other matters, and delivery of such other agreements, documents and certificates as the Agent may reasonably request.

     4. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to enter into this Agreement, the Borrower represents and warrants to the Lenders that the following statements are true, correct and complete as of the effective date of this Agreement:

           (a) CORPORATE POWER AND AUTHORITY. The Borrower has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Agreement (the "Amended Agreement"). The Certificate of Incorporation and Bylaws of the Borrower have not been amended since the copies previously delivered to the Lenders.

           (b) AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Agreement and the performance by the Borrower of the Amended Agreement have been duly authorized by all necessary corporate action on the part of the Borrower.

           (c) NO CONFLICT. The execution and delivery by the Borrower of this Agreement do not and will not contravene (i) any law or any governmental rule or regulation applicable to the Borrower, except to the extent not resulting in a Material Adverse Effect, (ii) the Certificate of Incorporation or Bylaws of the Borrower, (iii) any order, judgment or decree of any court or other agency of government binding on the Borrower, or (iv) any material agreement or instrument binding on the Borrower, except to the extent not resulting in a Material Adverse Effect.

           (d) GOVERNMENTAL CONSENTS. The execution and delivery by the Borrower of this Agreement and the performance by the Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body (except routine reports required pursuant to the Securities and Exchange Act of 1934, as amended, which reports will be made in the ordinary course of business).

           (e) BINDING OBLIGATION. This Agreement and the Amended Agreement have been duly executed and delivered by the Borrower and are the binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws and equitable principles relating to or affecting creditors' rights.

           (f) INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5.1 of the Credit Agreement are correct on and as of the effective date of this Agreement as though made on and as of such date.

           (g) ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Agreement that would constitute an Event of Default or a Potential Event of Default.

     5.    MISCELLANEOUS.

           (a) REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                 (i) On and after the Effective Date, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Agreement.

                 (ii) Except as specifically amended by this Agreement, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                 (iii) The execution, delivery and performance of this Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or Lenders under the Credit Agreement or any of the other Loan Documents.

           (b) FEES AND EXPENSES. All costs and expenses of the Agent and Lenders, including, but not limited to, reasonable attorneys' fees, incurred by the Agent and Lenders in the preparation and negotiation of this Agreement constitute costs and expenses in connection with the amendment and restructuring of the Loan Documents, and as such are payable by the Borrower in accordance with Section 9.5 of the Credit Agreement.

           (c) HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

           (d) APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

           (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                        [REMAINDER INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                         BORROWER:

                                         COINSTAR, INC.

                                         By:
                                            ----------------------------------

                                         Title:
                                               -------------------------------

                                         AGENT:

                                         IMPERIAL BANK


                                         By:
                                            ----------------------------------

                                         Title:
                                               -------------------------------

                                         LENDERS:

                                         IMPERIAL BANK


                                         By:
                                            ----------------------------------

                                         Title:
                                               -------------------------------


                                         BANK AUSTRIA CREDITANSTALT
                                         CORPORATE FINANCE, INC.


                                         By:
                                            ----------------------------------

                                         Title:
                                               -------------------------------


                                         By:
                                            ----------------------------------

                                         Title:
                                               -------------------------------

                              AFFIRMATION OF GUARANTY

     The undersigned Guarantor hereby acknowledges and agrees to the terms of the foregoing Limited Waiver (the "Agreement"), and further acknowledges and agrees that nothing contained in the Agreement in any way affects the validity and enforceability of that certain Subsidiary Guaranty (the "Guaranty") dated as of February 19, 1999, executed by the undersigned Guarantor in favor of Lenders, the validity and effectiveness of which Guaranty is hereby reaffirmed as of the Effective Date of the Agreement.



                                             MY SHOPPINGLIST.COM, INC.


                                             By:
                                                ------------------------------
                                             Name:
                                                  ----------------------------
                                             Title:
                                                   ---------------------------